Exhibit 4.4

                                    BYLAWS

                                      OF

                       INTEGRATED MEDICAL SYSTEMS, INC.

                                    OFFICES
                                    -------

     SECTION 1.  PRINCIPAL OFFICE.  The principal office of the corporation in
                 ----------------
the state of Colorado shall be located at Golden, Colorado. The corporation may have such other offices, either within or without the state of Colorado, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                                 SHAREHOLDERS
                                 ------------

     SECTION 2.  ANNUAL MEETINGS.  The annual meeting of the shareholders shall
                 ---------------
be held during the three months of the second fiscal quarter of each fiscal year of the corporation at such time and place as the President or Secretary shall designate, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

     SECTION 3.  SPECIAL MEETINGS.  Special meetings of the shareholders, for
                 ----------------
any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all of the outstanding shares of the corporation entitled to vote at the meeting.

     SECTION 4.  PLACE OF MEETING.  The Board of Directors may designate any
                 ----------------
place, either within or without the state of Colorado, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the state of Colorado, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the state of Colorado.

     SECTION 5.  NOTICE OF MEETING.  Written notice stating the place, day and
                 -----------------
hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting; except that; if the authorized shares are to be increased, at least thirty (30) days notice shall be given. If mailed, such notice shall be deemed delivered as to any shareholder of record when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid, but if three successive letters mailed to the last-known address of any shareholder of record are returned as undeliverable, no further notices to such shareholder shall be necessary until another address for such share holder is made known to the corporation. A waiver of notice to a share holder in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice. By attending a meeting, a shareholder
(a) waives objection to lack of notice or effective notice of such meeting unless the shareholder, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting; and (b) waives objection to consideration at such meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

     When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the ad journed meeting a corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given for each shareholder of record entitled to vote at the meeting.

     SECTION 6.  CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.  For the
                 --------------------------------------------------
purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     SECTION 7.  QUORUM.  A majority of the outstanding shares of the
                 ------
corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter (including, but not limited to, the adoption of an incentive stock option plan) shall be the act of the shareholders, unless the vote of a greater proportion or number or voting by classes is required by the Colorado Corporation Code or the Articles of Incorporation. If a quorum is not represented at any meeting of the shareholders, such meeting may be adjourned for a period not to exceed sixty
(60) days at any one adjournment.

     SECTION 8.  PROXIES.  At all meetings of shareholders, a shareholder may
                 -------
vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     SECTION 9.  VOTING OF SHARES BY CERTAIN HOLDERS.  Shares standing in the
                 -----------------------------------
name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine.

     If shares or other securities having voting power stand of record in the name or two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants-in-common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, voting with respect to the shares shall have the following effect: (a) if only one person votes, his act binds all; (b) if two or more persons vote, the act of the majority so voting binds all; and (c) if two or more persons vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares of a beneficiary, if any, may apply to any court of competent jurisdiction in the state of Colorado to appoint an additional person to act with the person so voting the shares. The shares shall then be voted as determined by a majority of such persons and the person appointed by the court. If a tenancy is held in equal interests, a majority or even split for the purpose of this subsection (c) shall be a majority or even split in interest. The effects of voting stated above in this paragraph shall not be applicable if the Secretary of the corporation is given written notice of alternative voting provisions and is furnished with a copy of the instrument or order wherein the alternative voting provisions are stated.

     Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Shares of its own stock belonging to the corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

     SECTION 10.  CUMULATIVE VOTING.  Cumulative voting of shares shall not be
                  -----------------
permitted in the election of directors.

     SECTION 11.  INFORMAL ACTION BY SHAREHOLDERS.  Any action required or
                  -------------------------------
permitted by the Colorado Corporation Code to be taken at a shareholders' meeting may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each shareholder entitled to vote and delivered to the Secretary of the corporation for inclusion in the minutes or for filing with the corporate records. Action thus taken is effective when all shareholders entitled to vote have signed the consent, unless the consent specifies a different effective date. Written consent of the shareholders entitled to vote has the same force and effect as a unanimous vote of such shareholders and may be stated as such in any document. The record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent.

                              BOARD OF DIRECTORS
                              ------------------

     SECTION 12.  GENERAL POWERS.  The business and affairs of the corporation
                  --------------
shall be managed by its Board of Directors, except as otherwise may be provided in the Articles of Incorporation. One member of the Board of Directors may be appointed by the directors to the position of Chairman of the Board. If the position is filled, the Chairman of the Board, when present, shall preside at all meetings of the stockholders and of the Board of Directors and shall perform all duties incident to the office of Chairman of the Board and such other duties as may be prescribed by the Board of Directors from time to time.

     SECTION 13.  NUMBER, TENURE AND QUALIFICATION.  Subject to such limitations
                  --------------------------------
imposed by law or the Articles of Incorporation, the number of directors of the corporation shall be fixed by resolution of the Board of Directors. Each director shall hold office until the next annual or special meeting of shareholders at which a new Board of Directors is elected and until his successor shall have been elected and qualified. Directors need not be residents of Colorado or shareholders of the corporation.

     SECTION 14.  REGULAR MEETINGS.  A regular meeting of the Board of Directors
                  ----------------
shall be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without Colorado, for the holding of additional regular meetings without other notice than such resolution.

     SECTION 15.  SPECIAL MEETINGS.  Special meetings of the Board of Directors
                  ----------------
may be called by or at the request of the President or any director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the state of Colorado, as the place for holding any special meeting of the Board of Directors called by them.

     SECTION 16.  NOTICE.  Notice of any special meeting shall be given at least
                  ------
two days previous thereto by written notice delivered personally or mailed to each director at his business address, by telegram, or by electronic facsimile transmission. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting whether before, at or after the meeting. The attendance of a director at a meeting constitutes a waiver of notice of such meeting, except in cases in which a director attends a meeting for the express purposes of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 17.  QUORUM.  A majority of the number of directors fixed by
                  ------
Section 13 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     SECTION 18.  MANNER OF ACTING.  The act of the majority of the directors
                  ----------------
present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 19.  VACANCIES.  Any vacancy occurring in the Board of Directors
                  ---------
may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting or at a special meeting of shareholders called for that purpose.

     SECTION 20.  COMPENSATION.  By resolution of the Board of Directors, the
                  ------------
directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     SECTION 21.  PRESUMPTION OF ASSENT.  A director of the corporation who is
                  ---------------------
present at a meeting of the Board of Directors at which action on any corporate matter is taken is deemed to have assented to the action taken unless: (a) he objects at the beginning of such meeting to the holding of the meeting or the transacting of business at the meeting; (b) he contemporaneously requests that his dissent from the action be entered in the minutes of such meeting; or (c) he gives written notice of his dissent to the presiding officer of such meeting before its adjournment or to the Secretary of the corporation immediately after adjournment of such meeting. The right of dissent as to a specific action taken in a meeting of a board or a committee is not available to a director who votes in favor of such action.

     SECTION 22.  INFORMAL ACTION BY DIRECTORS.  Any action required or
                  ----------------------------
permitted to be taken at a meeting of the Board of Directors or any Committee designated by said Board, or any other action which may be taken at a meeting of the Board of Directors or designated Committee, may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each director or committee member, and delivered to the Secretary for inclusion in the minutes or for filing with the corporate records. Action thus taken is effective when all directors or committee members have signed the consent, unless the consent specifies a different effective date. Such consent has the same force and effect as a unanimous vote of the directors or committee members and may be stated as such in any document.

     SECTION 23.  TELEPHONE BOARD MEETINGS.  One or more members of the Board of
                  ------------------------
Directors or any committee designated by such Board may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

     SECTION 24.  COMMITTEES.  The Board of Directors, by resolution adopted by
                  ----------
a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in the resolution, shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing it so long as such powers are consistent with Section 7-5-107 of the Colorado Corporation Code. A majority of any such committee may determine its action and may fix the time and place of its meetings, unless provided otherwise by the Board of Directors. The Board of Directors shall have the power at any time to fill vacancies and, to change the size or membership of, and to discharge any such committee.

     Each such committee shall keep a written record of its acts and proceedings and shall submit such record to the Board of Directors at each regular meeting thereof and at such other times as requested by the Board of Directors. Failure to submit such record, or failure of the Board to approve any action indicated therein will not, however, invalidate such action to the extent it has been carried out by the corporation prior to the time the record of such action was, or should have been, submitted to the Board of Directors as herein provided.

                                   OFFICERS
                                   --------

     SECTION 25.  NUMBER AND AGE REQUIREMENT.  The officers of the corporation
                  --------------------------
shall be a President, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. A Chairman of the Board, one or more Vice Presidents and such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of

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President and Secretary. The officers of a Corporation shall be natural persons of the age of eighteen years or older.

     SECTION 26.  ELECTION AND TERM OF OFFICE.  The officers of the corporation
                  ---------------------------
to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     SECTION 27.  REMOVAL.  Any officer or agent elected or appointed by the
                  -------
Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 28.  VACANCIES.  A vacancy in any office because of death,
                  ---------
resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 29.  CHAIRMAN OF THE BOARD.  The Chairman of the Board of
                  ---------------------
Directors, if elected, or failing his election, the President, shall preside at all meetings of the stockholders and the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws. If a Chairman of the Board is elected, the Chairman shall possess the same power as the President to act on behalf of the corporation, to sign all certificates, contracts and other instruments of the corporation which may be authorized by the Board of Directors or required by laws or otherwise necessary.

     SECTION 30.  PRESIDENT.  The President shall be the chief operating officer
                  ---------
of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors unless a Chairman of the Board has been appointed in which case the President shall preside at such meetings only in the absence of the Chairman of the Board. He may sign, with the Treasurer, Assistant Treasurer, Secretary, Assistant Secretary, or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases in which the signing and execution thereof shall be expressly delegated by the Board of

Directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties as may be prescribed by the Board of Directors from time to time.

     SECTION 31.  VICE PRESIDENT.  The Vice President, if one is named, or, if
                  --------------
there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall be the officer(s) next in seniority after the President. Each Vice President shall also perform such duties and exercise such powers as are appropriate and as are prescribed by the Board of Directors or President. Upon the death, absence, or disability of the President, the Vice President, or, if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall perform the duties and exercise the powers of the President.

     SECTION 32.  SECRETARY.  The Secretary shall give, or cause to be given,
                  ---------
notice of all meetings of the shareholders and special meetings of the Board of Directors, keep the minutes of such meetings, have charge of the corporate seal and stock records, be responsible for the maintenance of all corporate records and files and the preparation and filing of reports to governmental agencies, other than tax returns, have authority to affix the corporate seal to any instrument requiring it (and, when so affixed, it may be attested by his signature), and perform such other functions and duties as are appropriate and customary for the office of Secretary as the Board of Directors or the President may prescribe from time to time.

     SECTION 33.  TREASURER.  The Treasurer shall have control of the funds and
                  ---------
the care and custody of all stocks, bonds and other securities owned by the corporation and shall be responsible for the preparation and filing of tax returns. He shall receive all moneys paid to the corporation and shall have the authority to give receipts and vouchers, to sign and endorse checks and warrants in its name and on its behalf, and give full discharge for the same. He shall also have charge of disbursement of the funds of the corporation, shall keep full and accurate records of the receipts and disbursements, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as shall be designated by the Board of Directors. He shall perform such other duties and have such other powers as are appropriate and customary for the office of treasurer as the Board of Directors or President may prescribe from time to time.

     SECTION 34.  ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant
                  ----------------------------------------------
Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors.

The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively or by the President or the Board of Directors.

     SECTION 35.  SALARIES.  The salaries of the officers shall be fixed from
                  --------
time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                     STOCK
                                     -----

     SECTION 36.  REGULATIONS.  The Board of Directors may make such rules and
                  -----------
regulations as it may deem appropriate concerning the issuance, transfer and registration of certificates for shares of the corporation, or the issuance of shares without certificates, including the appointment of transfer agents and registrars.

     SECTION 37.  CERTIFICATES.  Unless any class or series of shares is to be
                  ------------
issued without certificates, certificates representing shares of the capital stock of the corporation shall be delivered to each shareholder of record. Such certificates shall be in such form as may be determined by the Board of Directors and shall be signed by the Chairman of the Board of Directors or by the President or any Vice President and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the corporation, or with a facsimile thereof. The names and addresses of the owners, with the number of the shares and date of issue, shall be entered on the stock transfer books of the corporation. Each certificate representing shares shall state upon its face: (a) the name of the corporation;
(b) that the corporation is organized under the laws of the State of Colorado;
(c) the name of the person to whom issued; (d) the number and class of shares and the designation of the series, if any, which the certificate represents; and
(e) the par value, if any, of each share represented by the certificate or a statement that the shares are without par value. A statement of the designations, preferences, qualifications, limitations, restrictions, and special or relative rights of the shares of each class shall be set forth in full or summarized on the face or back of each certificate, or in lieu thereof, the certificate may set forth that such a statement or summary will be furnished to any shareholder upon request without charge.

     SECTION 38.  SHARES WITHOUT CERTIFICATES.  The Board of Directors may
                  ---------------------------
authorize the issuance of any classes or series of shares of the corporation without certificates. Such authoriza-tion shall not affect shares already represented by certificates until they are surrendered to the corporation. Upon the issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement setting forth those items set forth in Section 37 above for certificates.

     SECTION 39.  CONSIDERATION FOR SHARES.  Shares shall be issued for such
                  ------------------------
consideration, expressed in dollars, but not less than the par value thereof, as shall be fixed from time to time by the Board of Directors. Treasury shares shall be disposed of for such consideration expressed in dollars as may be fixed from time to time by the Board of Directors. Such consideration may consist, in whole or in part, of money, other property, tangible or intangible, or labor or services actually performed for the corporation. Neither the promise of future services of any person, the promissory note of a subscriber or direct purchaser of shares from the corporation, nor the unsecured or non-negotiable promissory note of any other person shall constitute payment or part payment for shares of the corporation.

     SECTION 40.  TRANSFERS OF SHARES.  Transfers of shares shall be made on the
                  -------------------
stock transfer books of the corporation only upon presentation of the certificate or certificates, or the written statement or statements if no certificates are issued, endorsed by the person or persons appearing upon the face of such certificate or statement to be the owner, or accompanied by a proper transfer or assignment separate from the certificate or statement, except as may otherwise be expressly provided by the statutes of the State of Colorado or by order of a court of competent jurisdiction. The Board of Directors may, in their discretion, require a signature guaranty before making any transfer. Upon such transfers of shares being recorded on the stock transfer books of the corporation, the corporation shall issue a new certificate to the person entitled thereto and cancel the old certificate. The corporation shall be entitled to treat the person in whose name any shares of stock are registered on its books as the owner of those shares for all purposes.

     SECTION 41.  LOST CERTIFICATES.  In case of the alleged loss, destruction,
                  -----------------
theft, or mutilation of a certificate representing shares of the corporation, the Board of Directors may direct the issuance of a new certificate in lieu thereof upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

     SECTION 42.  DIVIDENDS.  The Board of Directors may from time to time
                  ---------
declare, and the corporation may pay, dividends in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS
                     -------------------------------------

     SECTION 43.  CONTRACTS.  The Board of Directors may authorize any officer
                  ---------
or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     SECTION 44.  LOANS.  No loans shall be contracted on behalf of the
                  -----
corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     SECTION 45.  CHECKS, DRAFTS, ETC.  All checks, drafts or other orders for
                  -------------------
the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 46.  DEPOSITS.  All funds of the corporation not otherwise employed
                  --------
shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                 MISCELLANEOUS
                                 -------------

     SECTION 47.  RULES OF ORDER.  At any meeting of shareholders or directors
                  --------------
of the corporation at which a question of procedure arises, the person presiding at the meeting may rely upon the Roberts Rules of Order as then in effect to resolve any such question.

     SECTION 48.  SEAL.  The Board of Directors shall provide a corporate seal
                  ----
which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words, "Corporate Seal."

     SECTION 49.  EMERGENCY BYLAWS.  Subject to repeal or change by action of
                  ----------------
the shareholders, and in accordance with the Colorado Corporation Code, the Board of Directors of the corporation may adopt emergency bylaws which shall, notwithstanding any different provision elsewhere in the bylaws or in the articles of incorporation, be operative during any national emergency as described in the Colorado Corporation Code.

     SECTION 50.  CORPORATE RECORDS, INSPECTION.  Any books, accounts, and
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records required by these Bylaws or by the laws of the State of Colorado to be maintained by the corporation may be in written form or in any form capable of being converted into written form within a reasonable time. The books, accounts, and

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records of the corporation shall be open to inspection by any member of the
Board of Directors at all times; and open to inspection by the stockholders at such time, and subject to such regulations as the Board of Directors may prescribe, except as otherwise provided by statute of Colorado or of the United States of America.

     SECTION 51.  AMENDMENTS.  These Bylaws, or any part thereof, may be
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altered, amended or repealed and new Bylaws may be adopted, at any time and from time to time, by the shareholders or by the Board of Directors, unless the shareholders, in amending or repealing these Bylaws, or any part thereof, expressly provide that the directors may not amend or repeal such Bylaws, or part thereof.

     SECTION 52.  HEADINGS.  The headings are for organization, convenience and
                  --------
clarity. In interpreting these Bylaws, they shall be subordinated in importance to the other written material.

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